UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 8, 2008

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238
(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code (413) 243-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 8, 2008, Wave Systems Corp. (the “Company”) was notified by the Nasdaq Hearings Panel (the “Panel”) that the shares of the Company’s common stock will be transferred from the NASDAQ Global Market to the NASDAQ Capital Market.  The Company’s shares of common stock will be transferred to the NASDAQ Capital Market effective at the open of the trading session on Wednesday, December 10, 2008.  Our common stock will continue to trade under the ticker symbol “WAVX”.

As previously announced, the Company has not been in compliance with Marketplace Rule 4450(b)(1)(A), requiring a minimum $50 million market value of listed securities for continued inclusion on the NASDAQ Global Market.  On October 23, 2008, the Company attended a hearing before the Panel, which has now determined that the listing of shares of the Company’s common stock shall be transferred to the NASDAQ Capital Market as described above.  If the Company cannot demonstrate compliance with all of the required continued listing requirements of the NASDAQ Capital Market, including the $35 million market value of listed securities requirement (the “Market Value Rule”) by February 17, 2009, our shares of common stock will be subject to delisting.

We note that we are not required to meet the $1.00 minimum bid price requirement of the NASDAQ Capital Market by February 17, 2009.  As previously reported, the Company has not been in compliance with Marketplace Rule 4450(b)(4), requiring a bid price of the Company’s common stock to be at a minimum of $1.00 (the “Bid Price Rule”).  In accordance with the NASDAQ Marketplace rules, the Company had been provided 180 days, or until February 9, 2009, to regain compliance with the Bid Price Rule (the “Initial Compliance Period”).  On October 16, 2008, the NASDAQ Stock Market suspended enforcement of the Bid Price Rule and the running of related compliance periods until January 19, 2009.  Accordingly, the remainder of the Initial Compliance Period begins to run again on January 19, 2009 and ends on May 15, 2009 (the “Extended Compliance Period”).  If the Company gains compliance with the Market Value Rule by February 17, 2009, but then does not regain compliance with the Bid Price Rule by the end of the Extended Compliance Period, the Company may be subject to delisting or may be entitled to another 180 day period if we meet all of the other initial listing requirements of the NASDAQ Capital Market at the end of the Extended Compliance Period.

On December 9, 2008, the Company issued a press release announcing the receipt of the letter from the Panel and the transfer of the listing of its shares of common stock to the NASDAQ Capital Market, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                  Exhibits.

Exhibit 99.1                                 Press Release of Wave, dated December 9, 2008, regarding the receipt of the NASDAQ notification.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WAVE SYSTEMS CORP.

By:	/s/ Gerard T. Feeney
Gerard Feeney
Chief Financial Officer

Dated: December 9, 2008

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release of Wave, dated December 9, 2008, regarding the receipt of the NASDAQ notification.